Exhibit 99.1

BKV Corporation Successfully Closes $370 Million Acquisition of Bedrock Energy Partners' Barnett Shale Assets

Strategic acquisition adds 97,000 net acres and 108 million cubic feet equivalent per day of production, strengthening BKV's leadership position as largest natural gas producer in the Barnett Shale

DENVER, CO – September 29, 2025 – BKV Corporation ("BKV" or the "Company") (NYSE: BKV) today announced the successful completion of the acquisition of all of the issued and outstanding equity interests of Bedrock Production, LLC, resulting in the acquisition of Bedrock Energy Partners’ Barnett Shale assets, for approximately $370 million. The transaction significantly expands BKV's operational footprint and production capacity in the prolific Barnett Shale formation.

The acquisition includes approximately 97,000 net acres that will directly offset BKV's existing acreage, along with critical midstream infrastructure and approximately 108 million cubic feet equivalent per day (MMcfed) of production, as of the quarter ending June 30, 2025, consisting of approximately 63% natural gas. The assets feature 1,121 producing locations with attractive economics, including low 1- and 5-year base decline rates of approximately 7% and approximately 800 billion cubic feet equivalent of proved reserves, based on NYMEX strip pricing as of June 30, 2025.

"This strategic consolidation of high-quality Barnett Shale assets represents a natural extension of our proven operational excellence in this premier natural gas basin," said Chris Kalnin, Chief Executive Officer of BKV. "By combining Bedrock's complementary assets with our existing infrastructure and deep operational expertise in the Barnett Shale, we are strengthening our position as the dominant operator in this basin while creating substantial value for our shareholders. This transaction exemplifies our disciplined approach to growth – consolidating high-quality assets where we have proven expertise along with existing infrastructure to maximize operational synergies and capital efficiency."

The acquisition adds approximately 50 new drill locations with equivalent 10,000-foot lateral lengths at accretive natural gas price break-evens compared to BKV's existing inventory and 80 low cost refrac locations, providing substantial future development opportunities.

About BKV Corporation

Headquartered in Denver, Colorado, BKV Corporation is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV's core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 20 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies. For more information, visit the BKV website at www.bkv.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements, which are not historical facts, include statements regarding BKV’s ability to successfully integrate acquired businesses or assets, BKV’s strategy, future operations, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including but not limited to assumptions, risks and uncertainties regarding our ability to successfully fund, pursue and develop our CCUS business; the expected increase in demand for power and our ability to serve that demand from our power business; and our ability to develop, market and sell our carbon sequestered gas product. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the United States Securities and Exchange Commission (the “SEC”), including the risks and uncertainties addressed under the heading “Risk Factors” in BKV’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

For BKV:

Media Contact

Becky Escott

BKV Corporation

Senior Director, Corporate Communications

media@bkvcorp.com

Investor Contacts

Michael Hall

BKV Corporation

Vice President, Investor Relations

investorrelations@bkvcorp.com

Caldwell Bailey

ICR, Inc.

BKV@icrinc.com

SOURCE: BKV Corporation